UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2007

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

 Item 2.02 Results of Operations and Financial Condition

On November 1, 2007, the Company issued the following press release.

Puget Energy Reports Third-Quarter 2007 Earnings

•	Puget Energy third quarter 2007 income of 10 cents per diluted share
•	Puget Sound Energy third quarter 2007 income of 10 cents per diluted share
•	Puget Sound Energy calendar year 2007 earnings guidance of $1.50 to $1.65 per diluted share re-affirmed

BELLEVUE, Wash. — Puget Energy (NYSE: PSD), the parent company of Puget Sound Energy (PSE), Washington state's oldest and largest utility, today reported net income of $11.4 million, or 10 cents per diluted share, for the third quarter 2007 compared to $15.9 million, or 14 cents per diluted share, in the third quarter 2006.
Net income from PSE in the third quarter 2007 was $12 million, or 10 cents per diluted share, compared to $15.6 million, or 13 cents per diluted share, in the third quarter 2006.  PSE's third quarter 2007 net income was negatively impacted by a $3.4 million after-tax charge, or 3 cents per diluted share, for non-cash unrealized losses relating to hedges for power supply agreements under "Accounting for Derivative Instruments and Hedging Activities" (FAS-133) compared to a gain of $0.4 million after-tax in the third quarter 2006.  PSE's third quarter 2007 results reflect growth in retail-sales volume, recovery of new generating facilities in customer rates and a lower effective income tax rate, offset by higher operations, maintenance, depreciation and interest expense, including costs related to the addition of new generating resources and energy delivery infrastructure investments, compared to the same period in 2006.
        “Third quarter earnings for Puget Energy and PSE were on target,” said Stephen P. Reynolds, chairman, president and chief executive officer.  “We continue to execute our business plan and efforts to provide value to our shareholders and a secure and sustainable energy future for our customers.”

Table 1: Third quarter 2007 vs. third quarter 2006 EPS reconciliation	Cents per diluted share
Puget Energy’s Third Quarter 2006 earnings	$0.14
Increase due to lower federal income tax effective rate	0.05
Increase in natural gas margin	0.04
Increase in electric margin	0.03
Increase in interest expense	(0.06)
Increase in utility operations and maintenance expense	(0.04)
FAS-133 unrealized loss on power supply agreements	(0.03)
Increase in depreciation and amortization expense, excluding the Goldendale deferral	(0.04)
Credit to depreciation and amortization expense related to the Goldendale deferral	0.02
Other and Rounding	(0.01)
Puget Energy's Third Quarter 2007 Earnings	$0.10

PSE Third-Quarter 2007 Highlights:
Key components of PSE’s third-quarter 2007 financial performance are highlighted below.  All items are pre-tax unless otherwise noted.

•
As of Sept. 30, 2007, PSE provided service to 1,051,700 electric customers and 724,600 natural gas customers in Washington, representing a 1.8 percent and 2.7 percent increase, respectively, in the last 12 months.

•
Retail sales volumes of electricity and natural gas increased by 1.2 percent and 4.8 percent, respectively, in the third quarter of 2007 compared to the same period in 2006.  PSE's energy sales, in particular natural gas volumes, are highly seasonal, with the lowest volumes occurring during summer months.  Natural gas sales volumes were favorably impacted by colder than normal temperatures during the latter part of the third quarter 2007.

•
Natural gas margin increased by $7.5 million in the third quarter 2007 as compared to the same period in 2006 primarily as a result of higher retail sales volumes and the impact of a 2.8 percent general tariff rate increase effective Jan. 13, 2007.

Natural gas margin represents natural gas sales to retail and transportation customers, net of revenue based taxes, less the cost of purchasing and transporting natural gas.

•
Electric margin increased by $6.3 million in the third quarter 2007 as compared to the same period in 2006, driven in part by higher retail sales volumes.  The recovery in rates of ownership costs and operating expenses related to new generation facilities, effective Jan. 13 and Sept. 1, 2007, also contributed to the growth in both electric revenues and margin.  Such increases to electric margin were partially offset by production tax credits for federal income tax provided to PSE’s customers.  These tax credits were the result of energy produced from the Wild Horse Wind Facility, the second company-owned wind-powered generation facility, placed in-service in December 2006.  Although these tax credits reduce both PSE’s electric revenue and margin, PSE's federal income tax expense is also reduced.

Electric margin is electric sales to retail and transportation customers less pass-through tariff items, revenue-sensitive taxes and power costs.  Power costs include the cost of generating and purchasing electric energy sold to customers, including transmission costs to bring electric energy to PSE’s service area.

The Power Cost Adjustment mechanism (PCA) allows PSE to recover power costs in customer rates, according to certain terms.  The PCA is designed to help PSE recover its actual power costs within a calendar year.  Due to the seasonal nature of power costs and PSE’s load, under-recovery is normally anticipated in the first and fourth quarters and over-recovery in the second and third quarters.  The magnitude of power cost recovery between similar quarters from one year to another varies as a result of several factors including hydroelectric conditions, relative market prices for fuel and purchased power in those periods and the impact of revisions to the PCA.  Therefore, PSE’s quarterly power cost recovery results should not be assumed to be indicative of expected recovery for the full calendar year.

Third quarter 2007 electric margin included the company’s share of over-recovered power costs under the PCA of $7.2 million compared to $13.9 million in the third quarter 2006.  During the first nine months in 2007, PSE’s share of power cost over-recovery was $30.1 million compared to $26.8 million in the same period in 2006.  PSE anticipates that electric margins will decline during the fourth quarter of 2007 due to the seasonal nature of power prices in the Pacific Northwest (power prices are typically lower in the spring and summer months and higher during the winter heating season).

•
Utility operations and maintenance expense increased by $6.7 million in the third quarter of 2007.  The addition of new electric generating facilities placed in service over the past 12 months accounted for $3.9 million of the increase.  The balance of the increase was due to increases in customer service costs and infrastructure reliability work performed on the utility's transmission and distribution systems.

•
Third quarter 2007 results reflect the benefit of deferral of certain ownership and operating costs totaling $3.9 million related to the Goldendale Generating Station (Goldendale), which was placed in service in February 2007.  On April 11, 2007, the Washington Utilities and Transportation Commission (WUTC) authorized PSE to defer such costs until resolution of PSE’s Power Cost Only Rate Case (PCORC), filed on March 20, 2007.  A regulatory asset was established to record the deferral, and a corresponding credit is reflected in the financial statements as a reduction to depreciation and amortization expense.  With the resolution of the PCORC, deferral of such costs ceased, effective Sept. 1, 2007, and recovery of Goldendale deferred amounts, including carrying charges, will be included in the company’s next general rate case (GRC) proceeding, to be filed in December 2007.

•
Depreciation and amortization expense increased by $3.4 million in the third quarter of 2007, net of the benefit from the $3.9 million Goldendale deferral, over the third quarter in 2006.  Excluding the Goldendale deferral, depreciation and amortization expense increased $7.3 million as a result of new electric generating facilities and energy delivery infrastructure placed in service over the past 12 months.  As PSE continues to invest in its energy-delivery infrastructure to support service area growth and reliability initiatives, the trend in increasing depreciation and amortization expense is expected to continue.

•
Interest expense, net of the interest component of Allowance for Funds Used During Construction (AFUDC), increased by $10.4 million in the third quarter of 2007 as compared to the same quarter a year ago.  PSE's average debt outstanding in the third quarter of 2007 was $3.2 billion as compared to $2.9 billion outstanding in the same quarter a year ago.  The higher average balance reflects additional borrowing related to new electric generating facilities, utility transmission and distribution infrastructure investments, and $90.5 million in deferred system restoration expenses incurred as a result of the unprecedented December 2006 windstorm.  Recovery of these expenses will be requested in PSE’s next GRC proceeding; carrying charges are not currently being accrued.

•
During the third quarter of 2007, PSE incurred an unrealized non-cash loss of $5.3 million related to FAS-133, compared to an unrealized non-cash gain of $0.6 million in the third quarter 2006.  Unrealized FAS-133 gains or losses do not impact PSE's revenues, energy margins, cash flows or customer rates but must be recognized for financial reporting.  Over time, these unrealized gains and losses reverse.  For further details please refer to the company’s Form 10-Q quarterly report for the third quarter 2007.

•
Effective federal income tax rate was lower in the third quarter of 2007 compared to the same quarter in 2006 due to an increase in wind-powered electric generation production tax credits and a $1.9 million favorable true-up of estimated 2006 federal income tax expense following completion of Puget Energy's consolidated tax return for 2006.

Puget Energy 2007 Outlook:
Puget Energy re-affirms calendar-year 2007 earnings guidance for PSE of $1.50 to $1.65 per fully diluted share.

Puget Energy Discontinued Operations
Puget Energy’s results from discontinued operations for the three and nine months ended Sept. 30, 2006 reflect the company’s former utility construction services subsidiary, InfrastruX Group, Inc. (InfrastruX). Puget Energy sold InfrastruX to Tenaska Power Fund on May 7, 2006.

Third Quarter Earnings Conference Call:
Puget Energy will provide additional information regarding its third-quarter 2007 results during a conference call for analysts scheduled at 10 a.m. ET (7 a.m. PT) on Friday, Nov. 2, 2007.  The call will be broadcast live through a Webcast at www.PugetEnergy.com.  The Webcast will be archived and available for replay following the call.  A tape-recorded replay of the call will be available two hours after completion of the conference call through midnight (ET) on Nov. 18, 2007, by dialing 888-286-8010 and entering the conference identification number 31868639.

Form 10-Q Quarterly Report for the Third Quarter of 2007:
Puget Energy will file its Form 10-Q for the third quarter of 2007 with the Securities and Exchange Commission (SEC) on Nov. 2, 2007, a copy of which will be available through the SEC’s website at www.sec.gov or at www.PugetEnergy.com.  Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-Q filing.

Puget Energy Merger Agreement:
On Oct. 26, 2007, Puget Energy entered into a definitive merger agreement with a consortium of long-term infrastructure investors.  Under the terms of the agreement, the consortium will acquire all of the outstanding shares of Puget Energy for $30.00 per share.

The merger has been approved by the Board of Directors of Puget Energy and Boards of the Consortium members.  The transaction is expected to close during the second half of 2008, subject to approval by Puget Energy’s shareholders and certain regulatory approvals, including those from the WUTC and the Federal Energy Regulatory Commission.  The full merger agreement is available at the SEC’s website at www.sec.gov or at www.PugetEnergy.com.

Future Earnings Guidance and Conference Calls:
        Effective after the reporting of third quarter 2007 financial results, Puget Energy, in light of the merger agreement, will discontinue the practice of providing forward-looking earnings guidance and holding quarterly earnings conference calls.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington.  For more information visit www.PugetEnergy.com.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, PSE serves more than 1 million electric customers and nearly 725,000 natural gas customers, primarily in Western Washington.  PSE meets the energy needs of its growing customer base through incremental, cost-effective energy efficiency, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure.  For more information visit www.PSE.com.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include PSE’s plans relating to the planned merger with the Macquarie Consortium, to possible future regulatory filings and to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2007.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC and the Federal Energy Regulatory Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 9/30[1]		Nine months ended 9/30[1]
	2007	2006	2007	2006
Operating revenues
Electric	$ 456,100	$ 399,246	$ 1,418,980	$ 1,247,650
Gas	142,120	119,610	834,304	718,655
Non-utility operating revenue	3,460	685	13,439	5,776
Total operating revenues	601,680	519,541	2,266,723	1,972,081
Operating expenses
Purchased electricity	185,778	183,723	640,627	623,793
Electric generation fuel	43,528	36,282	93,312	72,158
Residential exchange	(384)	(35,923)	(52,424)	(131,226)
Purchased gas	80,914	68,294	530,616	453,335
Unrealized net (gain) on derivative instruments	5,276	(611)	1,031	214
Utility operations & maintenance	94,433	87,687	291,539	258,653
Non-utility expense and other	3,300	958	8,198	2,665
Depreciation & amortization	68,909	65,530	204,351	193,959
Conservation amortization	8,530	7,127	27,608	22,638
Taxes other than income taxes	56,907	46,360	207,269	180,299
Total operating expenses	547,191	459,427	1,952,127	1,676,488
Operating income	54,489	60,114	314,596	295,593
Other income (deductions):
Charitable foundation funding	---	---	---	(15,000)
Other income	6,725	7,298	17,710	17,425
Other expense	(686)	(1,685)	(4,546)	(3,943)
Interest Charges:
AFUDC	3,554	5,189	8,915	10,238
Interest expense	(54,681)	(45,923)	(158,133)	(134,197)
Income from continuing operations before income taxes	9,401	24,993	178,542	170,116
Income taxes	(2,218)	9,072	49,262	60,048
Net income from continuing operations	11,619	15,921	129,280	110,068
Income from discontinued operations, net of tax	(224)	1	(212)	51,903
Net income before cumulative effect of accounting change	11,395	15,922	129,068	161,971
Cumulative effect of accounting change	---	---	---	89
Net Income	$ 11,395	$ 15,922	$ 129,068	$ 162,060
Common shares outstanding	116,821	116,101	116,650	115,910
Diluted shares outstanding	117,365	116,568	117,225	116,311
Basic earnings per common share before cumulative effect of accounting change from continuing operations	$ 0.10	$ 0.14	$ 1.11	$ 0.95
Basic earnings from discontinued operations	---	---	---	0.45
Cumulative effect from accounting change	---	---	---	---
Basic earnings per common share	$ 0.10	$ 0.14	$ 1.11	$ 1.40
Diluted earnings per common share before cumulative effect of accounting change from continuing operations	$ 0.10	$ 0.14	$ 1.10	$ 0.95
Diluted earnings from discontinued operations	---	---	---	0.44
Cumulative effect from accounting change	---	---	---	---
Diluted earnings per common share[2]	$ 0.10	$ 0.14	$ 1.10	$ 1.39
[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 9/30		Nine months ended 9/30
	2007	2006	2007	2006
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$ 184,239	$ 150,168	$ 675,685	$ 559,277
Commercial	177,589	174,670	550,575	516,922
Industrial	25,526	25,963	77,784	76,429
Other retail sales, including change in unbilled	17,557	12,465	(14,005)	(8,939)
Subtotal, retail sales	404,911	363,266	1,290,039	1,143,689
Transportation, including change in unbilled	2,847	3,404	7,625	8,779
Sales to other utilities & marketers	45,257	24,309	91,536	56,863
Other[1]	3,085	8,267	29,780	38,319
Total electricity sales	456,100	399,246	1,418,980	1,247,650
Gas
Residential	74,697	60,915	510,503	436,023
Commercial	49,310	41,776	257,245	221,000
Industrial	10,566	9,995	43,052	39,399
Subtotal, retail sales	134,573	112,686	810,800	696,422
Transportation	3,400	3,092	10,181	9,807
Other	4,147	3,832	13,323	12,426
Total gas sales	142,120	119,610	834,304	718,655
Total energy sales revenues	$ 598,220	$ 518,856	$ 2,253,284	$ 1,966,305
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	1,998,293	2,007,384	7,983,224	7,810,169
Commercial	2,261,412	2,253,699	6,892,028	6,714,507
Industrial	346,525	352,479	1,025,542	1,036,673
Other, including change in unbilled	132,036	69,787	(298,327)	(272,436)
Subtotal, retail sales	4,738,266	4,683,349	15,602,467	15,288,913
Transportation, including change in unbilled	577,170	551,214	1,626,600	1,603,624
Sales to other utilities & marketers	872,539	443,440	1,927,546	1,549,405
Total mWh	6,187,975	5,678,003	19,156,613	18,441,942
Gas (in 000's of therms)
Residential	44,264	41,086	354,818	339,576
Commercial	37,824	36,023	204,379	196,740
Industrial	8,875	9,347	36,051	36,914
Transportation	48,583	46,638	157,959	152,096
Total gas volumes	139,546	133,094	753,207	725,326
Margins[2] ($ in thousands; unaudited)
Electric	$ 178,088	$ 171,798	$ 581,443	$ 547,767
Gas	44,993	37,537	216,297	190,633
Weather (unaudited)
Actual heating degree days	194	174	2,997	2,720
Normal heating degree days[3]	238	238	3,068	3,068

Customers served at September 30[4] (unaudited)
	Electricity
	Residential	928,832	912,354
	Commercial	116,064	114,270
	Industrial	3,757	3,785
	Other	3,027	2,743
	Transportation	18	18
	Total electricity customers	1,051,698	1,033,170
	Gas
	Residential	669,244	650,836
	Commercial	52,577	51,606
	Industrial	2,621	2,659
	Transportation	125	121
	Total gas customers	724,567	705,222

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory.  Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.
[4]	Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: November 1, 2007	James W. Eldredge Vice President, Controller and Chief Accounting Officer